UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 12, 2013, Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the “Company”), entered into a Settlement Agreement and Release (the “Release”) with the holders (the “Holders”) of the Company’s (i) Callable Secured Convertible Notes, issued on June 29, 2006, August 15, 2006 and October 31, 2006, in the aggregate principal amount of $2,000,000 (the “6% Notes”), which fell due in 2009 and (ii) Callable Secured Convertible Notes, issued on January 31, 2008, in aggregate principal amount of $112,917.25 which fell due on January 31, 2011 (the “2% Notes”, the 6% Notes and 2% Notes are collectively referred to as the “Notes”). Pursuant to the terms of the Release, the Company paid the Holders $75,000 for a full release, including the forgiveness of past defaults of unpaid principal amounts, interests and penalties. Both parties agreed to cancel the Notes by the time the Company paid $75,000 to the Holders on September 23, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Settlement Agreement and Release, dated August 12, 2013 and took effective on September 23, 2013, among Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the “Company”), and the holders of the Company’s (i) Callable Secured Convertible Notes, dated as of June 29, 2006, August 15, 2006 and October 31, 2006 and (ii) Callable Secured Convertible Notes, dated January 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By:	/s/ Wei Li
Wei Li
Chief Executive Officer and Chairman of Board of Directors